UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 22, 2010

Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-160748 (Commission File Number)	27-0351641 (IRS Employer Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Property Acquisition
     On December 22, 2010 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”) acquired a fee simple interest in the Park Place Condominiums located in Des Moines, Iowa (the “Park Place Property”), through SIR Park Place, LLC (“SIR Park Place”), a wholly-owned subsidiary of Steadfast Income REIT Operating Partnership, LP, the Company’s operating partnership, from an unaffiliated third party seller.
     SIR Park Place acquired the Park Place Property for an aggregate purchase price of $8,050,000, exclusive of closing costs. SIR Park Place financed the payment of the purchase price for the Park Place Property with (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $5,000,000 (the “Loan”) from Ames Community Bank (“Lender”), evidenced by a promissory note dated December 22, 2010 (“Park Place Note”). For additional information on the terms of the Loan, see Item 2.03 below. An acquisition fee of approximately $165,000 was earned by the Company’s advisor in connection with the acquisition of the Park Place Property; however, such fee has been deferred pursuant to the terms of the Advisory Agreement by and between the Company and its advisor (the “Advisory Agreement”) until the Company’s cumulative adjusted funds from operations (as defined in the Advisory Agreement) exceed the lesser of (1) the cumulative amount of any distributions paid to the Company’s stockholders as of the date of reimbursement of the deferred fee or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital to the Company’s stockholders as of the date of reimbursement.
     The Park Place Property is comprised of 147 condominium units within a 16-story building located in downtown Des Moines, Iowa. The building was constructed in 1986 and contains 158 total condominium units. The Park Place Property contains 16 studio units (approximately 429 square feet per unit), 91 one-bedroom units and 40 two bedroom units (approximately 679 square feet per unit). The one-bedroom units at the Park Place Property consist of units of approximately 471, 570 and 668 square feet per unit. Amenities at the Park Place Property include a fitness center, an approximately 6,000 square foot rooftop terrace, a community room with Wi-Fi and library, a computer room, a guest suite, a secure access entry and onsite laundry. In addition to the units noted above, the Park Place Property also includes 101 onsite garage parking spaces and a nearby surface lot containing 40 parking spaces. The units are primarily leased to the corporate retail market. As of November 30, 2010, the Park Place Property was approximately 95% occupied and leased.
Management of Property
     On the Closing Date, SIR Park Place and Steadfast Management Co., Inc. (the “Property Manager”), an affiliate of the Company’s sponsor, entered into a Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will serve as the exclusive leasing agent and manager of the Park Place Property. The Management Agreement contains customary covenants by the Property Manager with respect to leasing activities, employment of personnel, maintenance and repairs, supervision of capital improvements, required liability insurance coverage, collection of rents and other tenant charges and monthly and annual financial reports. Pursuant to the Management Agreement, SIR Park Place will pay the Property Manager a monthly management fee in an amount equal to 3.5% of the Park Place Property’s gross collections (as defined in the Management Agreement) for each month. The Management Agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives prior notice of its desire to terminate the Management Agreement, provided that SIR Park Place may terminate the Management Agreement at any time without cause upon thirty (30) days prior written notice to the Property Manager. Pursuant to the Management Agreement, the Property Manager has agreed to indemnify and hold harmless SIR Park Place and its affiliates, officers, directors, employees and agents from all liabilities or expenses incurred by any such party resulting from the Property Manager’s gross negligence, willful misconduct or breach of the Management Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Park Place Loan
     In connection with the acquisition of the Park Place Property, SIR Park Place borrowed $5,000,000 from Lender pursuant to the Park Place Note and the Loan Agreement by and between SIR Park Place and Lender (together with the other loan documents, the “Loan Documents”). The Park Place Note has a 36 month term with an initial maturity date of December 31, 2013 (such date, the “Initial Maturity Date”), provided that SIR Park Place has the option to extend the Initial Maturity Date for up to two successive periods of one year each (each such period an “Extension Period”). The exercise by SIR Park Place of its option to extend the term of the Park Place Note is subject to (1) the absence of any continuing event of default under the Loan Documents, or any event which, with the giving of notice or the passage of time, or both, would constitute such an event of default, (2) SIR Park Place providing Lender with written notice of the requested Extension Period at least ten (10) days prior to the Initial Maturity Date and (3) the payment by SIR Park Place of an extension fee equal to 0.25% of the then outstanding principal balance of the Park Place Note.
     Interest on the outstanding principal balance of the Park Place Note will accrue at a rate of 5.25% per annum through the Initial Maturity Date, and a monthly payment of interest only will be due and payable on the first day of each month until the Initial Maturity Date. Subject to any Extension Period, the entire outstanding principal balance of the Park Place Note, plus any accrued and unpaid interest thereon, is due and payable in full on the Initial Maturity Date. During an Extension Period, if any, interest on the outstanding principal balance of the Park Place Note will accrue at a rate per annum equal to the One-Year Federal Home Loan Bank of Des Moines rate plus 3.75%; provided, however, that such interest rate during an Extension Period shall never be below 5.0% or above 6.5%. So long as any payment due under the Park Place Note or other Loan Documents is not paid on or before the fifth day after the due date, SIR Park Place will pay a late fee of 5.0% of the payment due which late fee will be added to the amount of principal and interest due with each such late payment. SIR Park Place may prepay all or any portion of the outstanding principal balance of the Park Place Note without premium or penalty provided SIR Park Place is current on all interest payments.
     The Loan Documents provide for customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, failure to maintain required insurance coverage, material misrepresentations or omissions, bankruptcy related defaults, certain prohibited transfers and cross-defaults under any other debt secured by the Park Place Property. Upon an uncured event of default by SIR Park Place, Lender may declare all amounts due under the Park Place Note immediately due and payable in full. Upon the occurrence of an event of default, Lender is entitled to receive the entire unpaid principal sum outstanding plus 10% per annum on all amounts due pursuant to the Park Place Note computed from the date of the occurrence of the event of default to the date of payment of all amounts due under the Loan Documents, or in Lender’s discretion, the date the event of default is cured.
     The performance of the obligations of SIR Park Place under the Park Place Note is secured by (1) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement between SIR Park Place and Lender with respect to the Park Place Property, including improvements, after acquired property and fixtures and personal property, and (2) an Assignment of Management Agreement. In addition, the Company has entered into a Guaranty in favor of Lender pursuant to which the Company guarantees the payment of the Loan up to $1,000,0000.
     On the Closing Date, SIR Park Place entered into an Environmental and Hazardous Substance Indemnification Agreement (the “Environmental Indemnity”), pursuant to which SIR Park Place agreed to indemnify, defend and hold harmless Lender and its affiliates or any other person identified by Lender that is involved in the origination or servicing of the Loan, from and against any losses, damages, claims or other liabilities that Lender or such other parties may suffer or incur as a result of, among other things, (1) the presence or release or threatened release of certain hazardous substances in, on, above or under the Park Place Property, (2) any past, present or threatened non-compliance with or violation of any environmental laws applicable to the Park Place Property and (3) any breach of any representation or warranty or covenant made in the Environmental Indemnity by SIR Park Place.
     The material terms of the Loan Documents and the other agreements described herein are subject to and qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.
     On December 27, 2010, the Company distributed a press release announcing the completion of the acquisition of the Park Place Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     Because it is impracticable to provide the required financial statements for the acquisition of the real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.
     See Paragraph (a) above.
(d) Exhibits.

Exhibit	Description
10.1	Loan Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC, Steadfast Income REIT, Inc. and Ames Community Bank

10.2	Promissory Note, dated December 22, 2010, issued by SIR Park Place, LLC in favor of Ames Community Bank

10.3	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank

10.4	Guaranty, dated as of December 22, 2010, by and between Steadfast Income REIT, Inc. and Ames Community Bank

10.5	Assignment of Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank

10.6	Environmental and Hazardous Substance Indemnification Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank

10.7	Property Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Steadfast Management Co., Inc.

99.1	Press Release dated December 27, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.
Date: December 29, 2010	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
10.1	Loan Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC, Steadfast Income REIT, Inc. and Ames Community Bank

10.2	Promissory Note, dated December 22, 2010, issued by SIR Park Place, LLC in favor of Ames Community Bank

10.3	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank

10.4	Guaranty, dated as of December 22, 2010, by and between Steadfast Income REIT, Inc. and Ames Community Bank

10.5	Assignment of Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank

10.6	Environmental and Hazardous Substance Indemnification Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank

10.7	Property Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Steadfast Management Co., Inc.

99.1	Press Release dated December 27, 2010